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                                  EXHIBIT 99.2
                             CAPITAL HOLDINGS, INC.
                     RIGHTS OFFERING SUBSCRIPTION AGREEMENT

         EXPIRATION DATE: NOVEMBER 15, 1999

         We are conducting a RIGHTS OFFERING that entitles holders of our common stock, as of the close of business on September 30, 1999 (the "Record Date"), TO PURCHASE 0.14 SHARE OF COMMON STOCK FOR EVERY ONE SHARE OF COMMON STOCK THEN HELD (ROUNDED DOWN TO THE NEAREST WHOLE SHARE). Set forth below are the number of shares of common stock that you are entitled to purchase in the rights offering at a subscription price of $27 per share. No cash will be paid by us for any subscription rights or fractional shares.

         To subscribe for shares in the rights offering, we must receive a properly completed and executed copy of this Rights Subscription Agreement by November 15, 1999, together with a cashier's check, certified check, money order, or personal check payable to "CAPITAL HOLDINGS, INC." for an amount equal to the number of shares subscribed for multiplied by $27.

         If we receive your Rights Subscription Agreement and payment after November 15, 1999 but on or before December 1, 1999, we will treat your entire order as having been made solely for the community offering. The deadline for submitting subscription agreements in the community offering is December 1, 1999.

         FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS OFFERING, PLEASE REFER TO THE PROSPECTUS DATED OCTOBER 11, 1999, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CAPITAL HOLDINGS, INC. BY CALLING STEPHEN J. KOVATCH, SENIOR VICE PRESIDENT, AT (419) 885-7379 OR(800) 366-5580.

         EXERCISE AND SUBSCRIPTION: The undersigned hereby irrevocably subscribes for the number of shares of common stock indicated below, on the terms and subject to the conditions specified in the prospectus, receipt of which is hereby acknowledged.


Number of Shares You May Purchase under the Rights Subscription Privilege:

____________________________





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         RIGHTS OFFERING

     1. Number of Rights Offering shares you are subscribing for: _____________ (You may subscribe for any or all of the number of shares listed above.)

     2.  Total Subscription Price:          ______________
         (Number of shares listed on line 1 x $27 per share)

         THE RIGHT TO SUBSCRIBE IN THE RIGHTS OFFERING IS NON-TRANSFERABLE AND CAN ONLY BE EXERCISED IN THE EXACT TITLING AS APPEARS IN THE BOX ABOVE.

         METHOD OF PAYMENT

         Payment must be in the form of cashier's check, certified check, money order, or personal check payable to "CAPITAL HOLDINGS, INC."

         If the aggregate amount enclosed is insufficient to purchase the total number of shares on line 1, or if payment is enclosed but the number of shares being subscribed for is not specified, the holder of this Subscription Agreement shall be deemed to have subscribed for the maximum amount of shares that could be subscribed for upon payment of such amount.

         If the number of shares subscribed for pursuant to the community offering is not specified and the amount of funds enclosed or transmitted exceeds the maximum amount of shares that the stockholder could purchase in this rights offering, the balance shall be treated as having been paid for shares in the community offering, subject to the minimum number of shares that may be purchased in the community offering. Any remaining funds shall be mailed to the subscriber without interest as soon as practicable.



_______________________________________      ___________________________________
Signature                                    Date

_______________________________________      ___________________________________
Signature of Joint Owner, if applicable      Area Code and Telephone Number

_______________________________________      ___________________________________
Street Address                               Social Security or Federal Taxpayer
                                             Identification No.

_______________________________________
(City)      (State)      (Zip)

TO BE COMPLETED BY CAPITAL HOLDINGS, INC.

Accepted as of ______________________, 1999, as to ___________ Shares.




                                           Robert A. Sullivan
                                           President and Chief Operating Officer

                   [SEE REVERSE SIDE FOR SUBSTITUTE FORM W-9]


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            SUBSTITUTE                   PART  I  -  Taxpayer Identification
            Form W-9            Number.   For all accounts enter taxpayer               (X)________________________________
                                number in the appropriate box.  For most                    Social Security Number
                                individuals, this is your social security
   Department of the Treasury   number.  If you do not have a number or if
   Internal Revenue Service     the account is in more than one name,                   OR_________________________________
                                contact the office identified in Instruction               Employer Identification Number
   Payer's Request for          6.
   Taxpayer
   Identification Number
   ("TIN")

                                         PART II - For Payees Exempt from Backup Withholding

                                         Certification - Under penalties of perjury, I certify that:

                                (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

                                (2)  I am not subject to backup withholding
                                     either because (a) I am exempt from backup withholding; or (b) I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of failure to report all interest or dividends; or (c) the IRS has notified me that I am no longer subject to backup withholding.

                                         CERTIFICATION GUIDELINES - You must
                                cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).



            Signature (X)________________________________________         Date  _______________________, 1999



                SUBSTITUTE FORM W-9. Each subscriber must provide a correct taxpayer identification number ("TIN") and sign and date the Substitute W-9 on the Transmittal. In general, if a subscriber is an individual, the TIN is the social security number of such individual. See the enclosed guidelines. If the correct TIN is not provided, the subscriber may be subject to a $50 penalty imposed by the Internal Revenue Code. For further information regarding instructions for completing the Substitute Form W-9 (including how to obtain a TIN if you do not have one and how to complete the Substitute Form W-9 if shares are held in more than one name), contact Stephen J. Kovatch, Senior Vice President, Capital Holdings, Inc, 5520 Monroe Street, Sylvania, Ohio 43560: (419) 885-7379 or (800) 366-5580.
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